NATIONS FUND TRUST
                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES


          The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on December 9, 1999:

                  VOTED, that the name of Nations Emerging Growth Fund be, and it hereby is, changed to "Nations MidCap Growth Fund;"

                  FURTHER VOTED, that the name of Nations Disciplined Equity Fund be, and it hereby is, changed to "Nations Aggressive Growth Fund;"

                  FURTHER VOTED, that the name of Nations Equity Index Fund be, and it hereby is, changed to "Nations LargeCap Index Fund;"

                  FURTHER VOTED, that the name of Nations Managed SmallCap Index Fund be, and it hereby is, changed to "Nations SmallCap Index Fund;"

                  FURTHER VOTED, that the name of Nations Diversified Income Fund be, and it hereby is, changed to "Nations Strategic Income Fund;"

                  FURTHER VOTED, that the name of Nations Strategic Equity Fund be, and it hereby is, changed to "Nations Strategic Growth Fund;"

                  FURTHER VOTED, that the name of Nations Strategic Fixed Income Fund be, and it hereby is, changed to "Nations Investment Grade Bond Fund;"

                  FURTHER VOTED, that the changes contemplated by the foregoing votes shall become effective on such date as the Officers of the Trust, with advice of counsel, deem appropriate;

                  FURTHER VOTED, that the Officers of the Trust be, and each hereby is, authorized and directed to take such actions as that Officer, with advice of counsel, deems necessary or advisable to effectuate the foregoing votes, including, but not limited to, preparing, executing and filing a Certificate of Classification of Shares and/or an Amendment to the Declaration of Trust with the Commonwealth of Massachusetts and the Clerk of the City of Boston reflecting the changes in name of Nations Emerging Growth Fund to Nations MidCap Growth Fund, Nations Disciplined Equity Fund to Nations Aggressive Growth Fund, Nations Equity Index Fund to Nations LargeCap Index Fund, Nations Managed SmallCap Index Fund to Nations SmallCap Index Fund, Nations Diversified Income Fund to Nations Strategic Income Fund, Nations Strategic Equity Fund to Nations Strategic Growth Fund and Nations Strategic Fixed Income Fund to Nations Investment Grade Bond Fund.


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         The foregoing votes remain in full force and effect as of the date hereof.

Date:  February 14, 2000

                                                      /s/ Richard H. Blank, Jr.
                                                      --------------------------
                                                      Richard H. Blank, Jr.
                                                      Secretary

Subscribed and sworn to before
me this 10th day of February,
2000.


      /s/ Laura A. Brown
     ---------------------
Name: Laura A. Brown
      Notary Public



Commission Expires: 4-4-06


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                                    Exhibit I

         This Exhibit I hereby outlines the respective effective dates for each name change as determined by the officers of the Trust pursuant to the authority vested in such officers by the Board of Trustees in the foregoing resolutions.



                         Name Change                                                              Effective Date
Nations Emerging Growth Fund to Nations MidCap Growth Fund                                        March 15, 2000

Nations Disciplined Equity Fund to Nations Aggressive Growth Fund                                 April 17, 2000

Nations Equity Index Fund to Nations LargeCap Index Fund                                          March 15, 2000

Nations Managed SmallCap Index Fund to Nations SmallCap Index Fund                                May 12, 2000

Nations Diversified Income Fund to Nations Strategic Income Fund                                  March 15, 2000

Nations Strategic Equity Fund to Nations Strategic Growth Fund                                    February 14, 2000

Nations Strategic Fixed Income Fund to Nations Investment Grade Bond Fund                         March 15, 2000

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